Exhibit 10.1

AMENDMENT NUMBER FOUR TO THE
LOWE’S COMPANIES
BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER FOUR to the Lowe’s Companies Benefit Restoration Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby adopted by Lowe’s Companies, Inc. (the “Company”).

W I T N E S S E T H:
WHEREAS, the Company currently maintains the Plan; and

WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;

WHEREAS, the Company desires to amend the Plan to simplify the participant experience and reflect more clearly the Plan’s operations;

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2009 unless otherwise indicated as follows:

1.           The last sentence of the definition of “Election Date” in Section 2 shall be revised to read as follows:

Effective for Plan Years beginning on and after January 1, 2009, the Election Date shall be no later than the December 31 immediately preceding the beginning of the Plan Year in which the Compensation would be earned.

2.           Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS HEREOF, this Amendment Number Four has been executed on the date shown below, but effective as of the date specified herein.

LOWE'S COMPANIES, INC.

/s/ Maureen K. Ausura
By:	Maureen K. Ausura
Chief Human Resources Officer

Date:	August 31, 2012